Exhibit 99

Form 4 Joint Filer Information

Name: United Air Lines, Inc.

Address: 1200 East Algonquin Road

Elk Grove Township, IL 60007

Designated Filer: UAL Corporation

Issuer & Ticker Symbol: Orbitz, Inc. (ORBZ)

Date of Event

Requiring Statement: November 11, 2004

Signature: By: /s/ Paul R. Lovejoy
Senior Vice President, General Counsel and Secretary